CUSIP No. 683718 10 0


                                                                       Exhibit I

                                    AGREEMENT

      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of OpenWave Systems, Inc.

      EXECUTED as a sealed instrument this 13th day of February, 2001.

                              GREYLOCK EQUITY LIMITED PARTNERSHIP

                              By:  Greylock Equity GP Limited Partnership
                                   General Partner


                                 By: /s/ HENRY F. MCCANCE
                                     ------------------------------------
                                     Henry F. McCance
                                     Managing General Partner


                              GREYLOCK EQUITY GP LIMITED PARTNERSHIP


                              By: /s/ HENRY F. MCCANCE
                                  ------------------------------------
                                  Henry F. McCance
                                  Managing General Partner



                                    /s/ HENRY F. MCCANCE
                              ------------------------------------
                              Henry F. McCance


                               Page 8 of 8 pages